UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

KOHL’S CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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YOUR VOTE COUNTS

KOHL'S




FOR ALL
WITHHOLD ALL
FOR ALL EXCEPT

2025 Annual Meeting of Shareholders

Vote by May 13, 2025

11:59 PM ET

For more information and to vote visit www.FCRVOTE.com/KSS

Control Number

You invested in Kohl's Corporation, and it is time to vote.

You have the right to vote on proposals being presented at the 2025 Annual Meeting of Shareholders. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 14, 2025.

Join the Virtual Meeting:

May 14, 2025
8:00 AM CT
www.cesonlineservices.com/kss25_vm

Get information before you vote



View the Form 10-K and Proxy Statement online at www.FCRVote.com/KSS or you can receive a free paper or email copy of the materials by requesting prior to May 3, 2025. If you would like to request a copy of the materials for this and/or future shareholder meetings, you may:

1. Visit www.FCRVote.com/KSS
2. Call (800) 218-1709
3. Email Proxy@firstcoastresults.com

Unless requested, you will not receive a paper copy of the proxy materials.

Vote at www.FCRVote.com/ KSS

Control Number

THIS IS NOT A VOTABLE BALLOT

This communication is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to access and review the proxy materials before voting on these important matters.

KOHL'S

2025 Annual Meeting of Shareholders

Vote by May 13, 2025

11:59 PM ET

Voting Items	Board Recommends
1. To elect the ten individuals nominated by our Board of Directors to serve as Directors **Nominees:** 01 Wendy Arlin 02 Michael J. Bender 03 Ashley Buchanan 04 Yael Cosset 05 Christine Day 06 H. Charles Floyd 07 Robbin Mitchell 08 Jonas Prising 09 John E. Schlifske 10 Adolfo Villagomez	**For**
2. To approve, by an advisory vote, the compensation of our Named Executive Officers	**For**
3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2026	**For**
4. Shareholder Proposal - Shareholder Vote on Executive Severance Payments	**Against**
To consider and act upon any other business that may properly come before the meeting or any adjournment thereof